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[LOGO] ERNST & YOUNG LLP    - 200 Clarendon Street        - Phone:  617-266-2000
                              Boston
                              Massachusetts 02116-5072



                                                                    Exhibit 23.3



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-85508) of Computer Identics Corporation and in the related
Prospectus of our report dated February 2, 1995, with respect to the 1994 consolidated financial statements and schedule of Computer Identics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP



Boston, Massachusetts
June 13, 1995